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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                     --------------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  OCTOBER 30, 2001                             0-29768
   ------------------------------------------------     ----------------------
   Date of Report (Date of earliest event reported)     Commission File Number


                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                   13-3995672
  ---------------------------------------------           ----------------------
  (State or other jurisdiction of incorporation           (I.R.S. Employer
  or organization)                                        Identification Number)


                                  1250 BROADWAY
                            NEW YORK, NEW YORK 10001
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 231-7100
               ---------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 30, 2001, 24/7 Media, Inc. (the "24/7 Media" or "we") announced a merger with Real Media, Inc. ("Real Media"), a privately-held Delaware corporation. Pursuant to the Agreement and Plan of Merger between 24/7 Media, Inc., Continuum Holding Corp., PubliGroupe USA Holding, Inc. ("PubliGroupe USA Holding") and Real Media, Inc., we acquired all of the outstanding common and preferred shares of Real Media in a merger transaction whereby an indirect subsidiary of 24/7 Media was merged with and into Real Media, in exchange for 8,216,868 shares of 24/7 Common Stock, equal to approximately 19.9 percent of the 24/7 Common Stock outstanding prior to the merger. In the transaction, 24/7 Media acquired net assets of approximately $1.2 million. Additionally, PubliGroupe USA Holding loaned to Real Media at the closing the sum of $4.5 million in exchange for a five-year note with an interest rate of 4.5%, and agreed to lend up to an additional $3.0 million to 24/7 Media, subject in part to the achievement of target operating results. We guaranteed the obligations of Real Media under its loan. Real Media operates online advertising technology and representation businesses.

         The consideration payable by 24/7 Media pursuant to the Merger Agreement was determined as a result of negotiation by and between 24/7 Media and Real Media. The net assets acquired as a result of the merger transaction consisted of equipment and other physical property. These assets are used in connection with the operation of Real Media's technology business. We intend to operate the business and use the assets as previously operated and used by Real Media, provided that changing business conditions or strategic plans may lead to changes in Real Media's operations in the future.

         The proceeds of the $4.5 million loan are being used to finance Real Media's restructuring plan which provides for the closing of three offices and a reduction in work force and certain equipment and other related obligations.

         The Agreement and Plan of Merger, dated October 30, 2001, between 24/7 Media, Continuum Holding Corp., PubliGroupe USA Holding and Real Media is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

         The form of notes and guarantee described above are filed herewith as Exhibits 2.2, 2.3 and 2.4 and are incorporated herein by reference.

         The press release dated October 30, 2001 is filed herewith as Exhibit
         99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) The audited financial statements of Real Media, Inc. required by this Form 8-K will be filed by amendment not later then January 14, 2002.

         (b) The pro forma unaudited financial statements of Real Media, Inc. required by this Form 8-K will be filed by amendment not later then
January 14, 2002.

         (c) EXHIBITS.

                  2.1 Agreement and Plan of Merger, dated October 30, 2001, between 24/7 Media, Inc., Continuum Holding Corp., PubliGroupe USA Holding, Inc. and Real Media, Inc.

                  2.2 Note dated October 30, 2001 issued by Real Media, Inc. in favor of PubliGroupe USA Holding, Inc.

                  2.3 Form of Note by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc.

                  2.4 Guarantee dated October 30, 2001 by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc.

                  99.1 Press Release dated October 30, 2001 regarding Real Media, Inc.
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ITEM 9. REGULATION FD DISCLOSURE.

                             Conference Call Script
                                October 30, 2001

DAVE MOORE

Thank you for joining our call this afternoon. With me on the line are Chief Operating Officer Tony Plesner, originally of 24/7 Media, and our new Chief Financial Officer, Norm Blashka, originally from Real Media.

On the call, I will review the rationale for the merger and discuss some of the trends we are seeing in the marketplace. Then, Tony will provide the operational and financial implications of this deal. Following his remarks, Norm, Tony and myself will be available for Q&A.

As always I'd like to remind everyone that during the course of the conference call, we will be providing forward-looking statements that are subject to certain risk factors and uncertainties. I urge you to review our quarterly 10-Q and press release to review the cautionary statements and risk factors contained therein.

I am very pleased to announce that 24/7 Media and Real Media have completed a merger agreement and have now become one company, 24/7 Real Media. This merger broadens and deepens our suite of product and service offerings and makes our company the strongest choice for Internet advertisers and publishers. I am confident that our industry leading solutions, combined with our integrated customer base, experienced management team, and a reduced operating cost structure, competitively positions 24/7 Real Media as a formidable long-term player in interactive media space.

I believe the new company is a much stronger player in our sector. It provides online advertisers, publishers and email marketers with real choices about how and with whom they do business. I firmly believe that strong competition is good for the future of Internet marketing: Good for customers, good for our employees and good for our shareholders.

As bullish as we are about the great value that this new company represents to the marketplace, we haven't lost any focus on the challenges, hard work and economic obstacles that are still before us. The general weakness in the overall economy and the lack of visibility, in the online advertising sector guarantee a challenging environment into the second half of 2002. One of the reasons that this merger is so important is that it brings together more resources to weather this storm - while at the same time creating tremendous opportunities to reduce costs and improve the products and services we offer to our clients.

The merger of 24/7 Media and Real Media will offer clients the world's largest online ad network, a full-suite of ad serving technologies, an extensive permission-based email database with over 35 million names, a leading search engine optimization service, and innovative online promotions products. We will distinguish everything we do with a commitment to customer service that sets the highest standards for the industry. We want the marketplace to understand that a customer can come to us and not just get the same range of products they'll find with our largest competitor - they will get a solution oriented partner who is committed to assuring a level of customer service that is unparalleled in our industry.

The addition of Real Media's technologies brings a stellar list of loyal publisher clients who use their ad serving solutions, and favorably positions the merged company for the next evolution of the Internet. Many of these publishers who use local ad serving solutions, such as the New York Times Digital and Weather.com,
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have long histories with Real Media. Other notable customers the new company boasts includes American Express, AT&T, Ford, General Motors, IBM, Seagram and hundreds of other publishers and advertisers.

Online advertising will do better than just survive - it will continue to strengthen and take marketshare away from the traditional advertising mediums. The incredible volatility of our sector will eventually be replaced with a steady number of sustainable successes. The merger between 24/7 Media and Real Media is poised to become one of those success stories.

Now, I will turn the call over to Tony who will go into greater detail about the operational and financial implications of the deal and provide new guidance for the combined entity. Tony?

TONY PLESNER

Thanks Dave. Needless to say, we are very excited to be discussing this merger with you today. We firmly believe that the combination of these two companies will benefit our stakeholders:

1. Our customers and the marketplace at large will be offered the most comprehensive suite of interactive marketing tools

2. Our employees will receive a more forward looking, energetic work environment and

3.       Our shareholders will ultimately yield positive returns.

The combined entity is now the acquisition and branding expert when it comes to Internet marketing.

o        We have the largest range of products and services;

o The combined staff has among the broadest and deepest knowledge bases of online marketing and media and;

o We are a proven-effective, reliable partner committed to developing unique Internet marketing strategies and effective media placements

Let me back-up and start with some of our basic thinking. Our goals for 24/7 as a stand-alone company were straightforward:

o First, improve revenue by fulfilling the needs of our current clients and winning new business

o        Second, aggressively manage our cash resources and,

o        Third, create a business that will compete and be an industry leader

To accomplish these goals, we sought the right people, the right products and technology and finally, the right operations. We saw the opportunity to combine with Real Media as greatly enhancing these components for success. Our goals for the combined entity are unchanged. Frankly, we see the combination as a catalyst to realizing our objectives

Component one is our People. The company is led by an experienced, blended management team that has been through the trials and tribulations of not only this recent downturn in advertising, but others before. I am confident that this team can build for the future as well as make the tough decisions that I am sure we will face as we move forward.

Sales is the life blood of any company. We are pleased to combine the sales forces of both companies and create, what we believe to be, the most dedicated and experienced team in the industry; one that is able to clearly detail the benefits of integrated online marketing and customer service. We believe that the exchange of critical client information will lead us to help our customers specifically target the right blend of online advertising tools.
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In operations and administration, we have people who have learned to do much more with less. There is a `can-do' attitude to problem solving. We are very fortunate to have such a dedicated group of people who's job it is to translate sales into revenue.

The second critical component for success is Products and Technology. At 24/7, we have long believed in the Suite of Solutions approach to online marketing. No one solution ever fulfills each clients demand for greater customer acquisition or retention. Every client has different needs and expectations. We are now the leader in the following segments of online marketing:

1. We have the largest, highly-branded ad network which can be segmented any number of ways

2. The largest, most extensive permission based email database with over 35 million names

3.       Unparalleled search engine optimization capabilities and

4.       The most innovative online promotions business.

From a technology standpoint, we have the largest customer base for installed ad serving technology, and we have the second largest, and fastest growing customer base for hosted ad serving technology. As one can plainly see, we are listening and educating our customers, carefully balancing products and technology in order to maximize ROI for our advertisers and publishers.

We are firm believers in controlling our own destiny. Hence our commitment to continue to own, invest and develop proprietary technology. We are convinced that the ability to properly serve our customers is enhanced by offering `end-to-end' solutions rather than to focus in any one area. We are equally convinced that this approach will translate into improved revenues and margins

The final critical component to success is effectively Managing Operations. The focus here is simply to ensure the control environment and translate sales into revenue and revenue into earnings for our shareholders. Leveraging the operational synergies and economies of scale facilitates our drive to profitability. By optimizing the customer base and eliminating redundancies, we will achieve more than $10 million in operational savings. To ensure that we are able to recognize and actualize greater efficiencies, we have established a transition team to manage the integration process.

This discussion provides an excellent segue into discussing guidance for the 4th quarter and 2002.

Guidance

We will be providing guidance for the current quarter, as well as preliminary guidance for 2002. We remain cautious from a market perspective, especially in light of the continued economic uncertainty. Additionally, as scheduled, we will announce third quarter results on November 13 after the market close. However, I am pleased to state that third quarter revenue is at or near our previous guidance, despite the September 11 setback and projected pro forma earnings per share is tracking better than expected.

Turning to the Real Media financials. First of all, slightly more than 50% of Real Media's revenue is derived from North America and the bulk of balance from Europe, and Latin America. Real Media is on pace to generate between $25 and $30 million for 2001. Like the other players in the industry, however, Real Media's revenue trend is negative, suggesting that fourth quarter revenue contribution, of which we will only recognize two months worth, is below a projected four quarter average. Revenue is split roughly 55/45 with the larger portion to higher value, technology versus media.

Blended gross margin is between 50% and 60%, with Technology on the higher end of the spectrum.
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While Real Media is not cash flow positive from operations, its operations are, after restructuring close to break-even.

My guidance for 24/7 Real Media will not delineate revenue by segment line item. We will provide that level of detail when we release third quarter earnings on November 13.

The combined company's expectations for the fourth quarter are as follows:

We anticipate revenue to be in the $10-12 million range reflecting the slow start to the quarter and recognizing Real Media's November and December revenue.

Blended gross margin will likely fall in the 20-25% range.

Operating expenses are anticipated to flow through as follows:

o        Sales & Marketing expense will be roughly 30% of revenue

o        General & Administrative expense will be plus or minus 50% of revenue

o        Product Development expenses will be plus or minus 23% of revenue

This results in an anticipated Pro Forma operating net loss, excluding depreciation, in the $6.0 to $6.5 million range for the quarter, or roughly a loss per share between 13 and 15 cents. This assumes the weighted average shares outstanding between 46.5 million and 47 million.

On a Pro Forma reporting basis, this translates into a loss per share of between 19 and 21 cents taking into account depreciation expense of $ 2.8 million

Looking ahead, we expect cash breakeven from continuing operations by 4Q02. We are taking a cautious outlook given the lack of clear visibility into the marketplace. For the full year, we are anticipating revenue in the $70 million range and a cash burn from operations of under $10 million. Depreciation expense is projected at $3 million per quarter.

Sequential revenue growth and gross margin contribution is expected as follows:

o First quarter over fourth quarter, revenue up 25% as we recognize a full quarter of Real Media revenue and gross margin in the 30% range due to higher technology revenue. Anticipate higher G&A expense due to nearly $1 million in transition costs

o We anticipate 20% revenue growth in the second quarter reflecting a seasonal uptick as well as better leverage of the sales force and customer base. Gross margins are projected to be in the 35% range and a return to normalized G&A expenses

o The third quarter looks to be flat with second quarter with improving gross margins

o Finally, we are projecting a strong seasonal fourth quarter with revenue growth in the 20% range and gross margin at or near 40%.

We expect to continue to achieve operational efficiencies resulting in diminishing EBITDA loss per quarter to an eventual breakeven by 4Q02.

Entering the fourth quarter, we had roughly $7.4 million in cash on hand. We continue to evaluate several offers with respect to the sale of our Broadband Professional Services division. We have included its operating results in our projections but anticipate its sale for an undetermined amount of cash. Real Media is adding another $1 million or so in cash. Additionally, as part of the deal structure, PubliGroupe, the former parent of Real Media, has agreed to provide $6 million in committed financing and an additional $1.5 million upon
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the achievement of earnings targets. These loans will be evidenced by promissory notes with a three to five year term.

We have the cash resources in our projected model to reach cash breakeven.

I know we have covered a lot of material here, so, at this time, operator, we would like to open the lines to receive your questions.

Operator?

DAVE MOORE

Thanks for all of your questions (if there are any). We are extremely excited about combining these two fine companies and presenting the marketplace with the most comprehensive suite of online marketing solutions.


Thank you for your continued interest. We are excited about the future prospects of 24/7 Real Media.


Caution concerning forward-looking statements: This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in the most recent quarterly report and other filings with the Securities and Exchange Commission made by the companies named herein. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: the risk that the 24/7 Media and the Real Media businesses will not be integrated successfully, the potential for impairment of relationships with employees or customers, the costs related to the merger, the inability of the companies to realize synergies or other anticipated benefits of the merger, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Media and Real Media. None of the companies named herein are under any obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

                   [End of 24/7 Media Conference Call Script]
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            24/7 MEDIA, INC.


Date: November 1, 2001                      By: /s/ Mark E. Moran
                                                --------------------------------
                                            Name:  Mark E. Moran
                                            Title: Senior Vice President and
                                                   General Counsel
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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

         2.1 Agreement and Plan of Merger, dated October 30, 2001, between 24/7 Media, Inc., Continuum Holding Corp., PubliGroupe USA Holding, Inc. and Real Media, Inc.

         2.2 Note dated October 30, 2001 issued by Real Media, Inc. in favor of PubliGroupe USA Holding, Inc.

         2.3 Form of Note by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc.

         2.4 Guarantee dated October 30, 2001 by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc.

         99.1     Press Release dated October 30, 2001 regarding Real Media,
                  Inc.